SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2002

DEPOMED, INC.
(Exact name of registrant as specified in its charter)

California	001-13111	94-3229046
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1360 O’Brien Drive, Menlo Park, California		94025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone no., including area code:  (650) 462-5900

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.  Other Events.

                On May 28, 2002, we executed a definitive License and Development Agreement with Biovail Laboratories Incorporated (“Biovail”), a wholly-owned subsidiary of Biovail Corporation, for an exclusive license in the United States (including Puerto Rico) and Canada related to the manufacturing and marketing of our Metformin GR product, a once-daily metformin HCL product that is currently undergoing Phase III clinical trials.  The License Agreement provides for a U.S.$25 million milestone payment to DepoMed upon FDA approval of the product.  The License Agreement further provides for a multi-tiered royalty rate on sales of Metformin GR with an option, at Biovail’s election, to reduce certain of the royalties for a fixed payment to DepoMed of U.S.$35 million.

                The License Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

                We also entered into a Stock Purchase Agreement  providing for the sale of 2,465,878 newly issued shares of DepoMed common stock to Biovail at $5.00 per share for gross proceeds of $12,329,390.  Under the Stock Purchase Agreement, Biovail will also receive a one-year option to purchase 821,959 shares of DepoMed common stock at an exercise price equal to $5.125 per share, or $4,221,540.  Biovail will also receive a three-year option to purchase additional shares of DepoMed’s common stock in an amount sufficient for Biovail to hold 20% of DepoMed’s common stock following exercise of the option and at an exercise price initially equal to $5.00 per share and increasing at 20% per year, compounded monthly.  Each option is automatically terminable under certain circumstances.

                The Stock Purchase Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

                The closing of the transactions occurred on July 9, 2002.

                As a result of the sale of our securities to Biovail, Elan Corporation, plc and its affiliates will have the right to terminate their agreements with us, which could accelerate our payment obligation under a promissory note held by Elan, in the aggregate amount of $5,791,000 as of April 30, 2002.  However, if our agreements with Elan were terminated, we would reacquire the rights to the intellectual property we contributed to our joint venture with Elan, including rights to certain products currently being developed by the joint venture.

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Item 7.  Financial Statements and Exhibits.

Exhibits.
10.1	License and Development Agreement, dated as of May 28, 2002, between DepoMed, Inc. and Biovail Laboratories Incorporated.*
10.2	Stock Purchase Agreement, dated as of May 28, 2002, between DepoMed, Inc. and Biovail Laboratories Incorporated.
* confidential treatment requested

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEPOMED, INC.

/s/ John F. Hamilton
John F. Hamilton
Vice President - Finance and
Chief Financial Officer

Date:  July 10, 2002

EXHIBIT INDEX

Exhibit
10.1	License and Development Agreement, dated as of May 28, 2002, between DepoMed, Inc. and Biovail Laboratories Incorporated.*
10.2	Stock Purchase Agreement, dated as of May 28, 2002, between DepoMed, Inc. and Biovail Laboratories Incorporated.
* confidential treatment requested